UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2012

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32639 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

787 Seventh Ave, 48th Floor

New York, New York 10019

(Address of Principal Executive Offices)

(212) 554-4305

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On December 29, 2011, Opus Point Partners, LLC, a Delaware corporation (“Opus”), TG Biologics, Inc. (f/k/a TG Therapeutics, Inc.), a Delaware corporation (“TG Biologics”) and TG Therapeutics, Inc. (f/k/a Manhattan Pharmaceuticals, Inc.), a Delaware corporation (the “Company,” and collectively with Opus and TG Biologics, the “Parties”) entered into an Exchange Transaction Agreement (the “Agreement”). TG Biologics is a subsidiary of the Company.

On August 2, 2012, the Parties executed an amendment to the Agreement (“Amendment No. 1”) which set the number of members of the board of directors of the Company (the “Board of Directors”) at six, which cannot be increased further without the consent of Opus. Amendment No. 1 also grants Opus the right to nominate three of the six members of the Board of Directors until the later of (x) two years from the Closing Date of the Agreement (as defined therein), or (y) the date on which Opus beneficially owns less than 10% of the Company’s common stock as calculated pursuant to the rules and regulations under Section 13 of the Securities Exchange Act of 1934, as amended.

The foregoing summary of Amendment No. 1 does not purport to be a complete description, and is qualified by the full text of the amendment.  A copy of Amendment No. 1 is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits.

(d)	Exhibits.
10.1	Amendment No. 1 to Exchange Transaction Agreement, dated as of December 29, 2011, by and among Opus Point Partners, LLC, TG Biologics, Inc. and TG Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: August 8, 2012

	By:	/s/ Sean A. Power
Sean A. Power
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Amendment No. 1 to Exchange Transaction Agreement, dated as of December 29, 2011, by and among Opus Point Partners, LLC, TG Biologics, Inc. and TG Therapeutics, Inc.

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